As filed with the Securities and Exchange Commission on June 22, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Synchronoss Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	06-1594540
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

200 Crossing Boulevard, 3rd Floor
Bridgewater, NJ 08807
(866) 620-3940
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Synchronoss Technologies, Inc. Amended and Restated 2015 Equity Incentive Plan
(Full title of the plans)

Jeffrey Miller
President and Chief Executive Officer
200 Crossing Boulevard, 3rd Floor
Bridgewater, NJ 08807
(Name and address of agent for service)

(866) 620-3940
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement on Form S-8 registers additional shares of voting common stock to be issued pursuant to the Registrant’s 2015 Equity Incentive Plan. The information contained in the Registrant’s registration statements on Form S-8 (SEC File Nos. 333-204311, 333-237276, 333-257097), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Exhibit Description	Filed Herewith
5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.	x
10.1	Synchronoss Technologies, Inc. Amended and Restated 2015 Equity Incentive Plan.	x
23.1	Consent of Independent Registered Public Accounting Firm.	x
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.	x
24.1	Power of Attorney (included on signature page hereof).	x
107	Filing Fee Table.	x

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey on this 20th  day of June, 2022.

SYNCHRONOSS TECHNOLOGIES, INC.

Date:	June 20, 2022	/s/ Jeffrey Miller
Jeffrey Miller
President, and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Synchronoss Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Jeffrey Miller and Taylor Greenwald, and any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Jeffrey Miller	President, and Chief Executive Officer	June 20, 2022
Jeffrey Miller	(Principal Executive Officer)

/s/Taylor Greenwald	Chief Financial Officer	June 20, 2022
Taylor Greenwald	(Principal Financial Officer and
Accounting Officer)

/s/Stephen G. Waldis	Executive Chairman of the Board of Directors	June 20, 2022
Stephen G. Waldis

/s/Laurie Harris	Director	June 20, 2022
Laurie Harris

/s/Mohan Gyani	Director	June 20, 2022
Mohan Gyani

/s/Kristin Rinne	Director	June 20, 2022
Kristin Rinne

/s/Martin Bernstein	Director	June 20, 2022
Martin Bernstein